Exhibit 21 –Subsidiaries of Registrant

SUBSIDIARIES OF REGISTRANT

      Name of Subsidiary                          Jurisdiction of Incorporation
      ------------------                          -----------------------------

American Fronteer Financial Corporation                Colorado, USA
Corporate Net Solutions, Inc.                          Colorado, USA
eBanker USA.com, Inc.                                  Colorado, USA
eBiz Web Solutions, Inc.                               British Columbia Canada
eCredit Income Growth Inc.                             Hong Kong
eVision China.Com, Inc.                                Colorado, USA
eVision Corporate Services, Inc.                       Colorado, USA
Global Growth Management, Inc.                         British Columbia Canada
Global Med Technologies, Inc.                          Colorado, USA
Global Med Technologies Asia Ltd.                      Hong Kong
Global Online Funds, Inc.                              Colorado, USA
LIL Capital, Inc.                                      Delaware, USA
OLBroker, Inc.                                         Colorado, USA
RAF Services, Inc.                                     Nevada, USA
RAF Services, Inc. of Texas                            Texas, USA
RAF Services, Inc. of Louisiana                        Louisiana, USA
Secutron Corp.                                         Colorado, USA
Skyhub, Inc.                                           Colorado, USA
Skyhub Asia Holdings Limited                           Hong Kong
Skyhub Asia, Inc                                       Colorado, USA
Skyhub International, Inc.                             Colorado, USA
Skyhub Asia Co. Ltd.                                   Hong Kong